DEUTSCHE FAMILY OF FUNDS, INC.
                              ARTICLES OF AMENDMENT


  THIS IS TO CERTIFY THAT:

         FIRST: The charter of Deutsche Family of Funds, Inc., a Maryland corporation (the "Corporation"), is hereby amended as follows:

         1. Article SECOND is amended to change the name of the Corporation from "Deutsche Family of Funds, Inc." to "Deutsche Funds, Inc."

         2. Article FIFTH, Section 1, is amended to increase the total number of shares of Common Stock, par value of one-tenth of one cent ($0.001) per share, of all Series and Classes that the Corporation shall have authority to issue from 2,500,000,000 to 17,500,000,000. The aggregate par value of all Series and Classes of such Common Stock is increased from $2,500,000 to $17,500,000.

         3. Article FIFTH, Section 3, is amended (a) to designate an additional Series of Common Stock of the Corporation having the name "Deutsche Institutional US Money Market Fund" and to classify and allocate to such additional Series 10,000,000,000 shares of Common Stock of the Corporation and
                  (b) to increase the number of shares of Common Stock classified and allocated to the Deutsche US Money Market Fund from 10,000,000 to 5,000,000,000.

         4. Article FIFTH, Section 5, is amended (a) to replace the word "and" immediately preceding the words "Deutsche Top 50 US" in the first sentence of subsection (a) with a comma and to insert after the words "Deutsche Top 50 US" the words "and Deutsche Institutional US Money Market Fund"; (b) to delete the second sentence of subsection (a); and (c) to add at the end of subsection (a) the following sentence: "The Common Stock of the Deutsche Institutional US Money Market Fund shall consist of a single class of shares of Common Stock until otherwise classified in accordance with Article FIFTH,
                  Section 3."




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 SECOND: The number of shares of Common Stock allocated to each Series after giving effect to this Amendment is as follows:

                                    NUMBER OF SHARES OF COMMON STOCK
NAME OF SERIES                      CLASSIFIED AND ALLOCATED


                                   As Immediately
                                   BEFORE AMENDMENT               AS AMENDED

Deutsche German Equity Fund           10,000,000                    10,000,000

Deutsche European Mid-Cap             10,000,000                    10,000,000
Fund

Deutsche Japanese Equity Fund         10,000,000                    10,000,000

Deutsche European Bond Fund           10,000,000                    10,000,000

Deutsche Global Bond Fund             10,000,000                    10,000,000

Deutsche Top 50 Europe                10,000,000                    10,000,000

Deutsche Top 50 World                 10,000,000                    10,000,000

Deutsche Top 50 Asia                  10,000,000                    10,000,000

Deutsche Top 50 US                    10,000,000                    10,000,000

Deutsche US Money Market              10,000,000                 5,000,000,000
Fund

Deutsche Institutional US Money             None                10,000,000,000
Market Fund



         THIRD: Both as of immediately before this Amendment and as amended, the par value of the shares of Common Stock of all Series and Classes is one- tenth of one cent ($0.001) per share.

         FOURTH: The information required by subsection (b)(2)(i) of Section 2-607 of Maryland General Corporation Law has not been changed by this Amendment.

         FIFTH: The amendment to the charter of the Corporation as set forth above has been approved by a majority of the entire Board of Directors and no stock


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entitled to vote on the matter was subscribed for or outstanding at the time of approval of such amendment.

         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 11th day of September, 1997.


ATTEST:                                     DEUTSCHE FAMILY OF FUNDS, INC.



   /S/ ROBERT R. GAMBEE             By:   /S/ BRIAN A. LEE
Robert R. Gambee, Secretary               Brian A. Lee, President


                                  VERIFICATION

                  The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


                                                         /S/ BRIAN A. LEE
                                                              Brian A. Lee



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